Exhibit 99.1

AIRCRAFT PURCHASE AGREEMENT

This Aircraft Purchase Agreement (the “Agreement”) is made and entered into effective as of February 2, 2005 by and between Krispy Kreme Doughnut Corporation, a North Carolina corporation (“Seller”) and PPD Aeronautics, LLC, a North Carolina limited liability company (“Buyer”), and is made and entered into with reference to the following facts and objectives:

RECITALS

A. Seller is the beneficial owner of the following described aircraft, engines and auxiliary power unit:

Airframe:

Make and Model:	Dassault Falcon 900EX
Serial No.	84
Registration No.	N420KK

Engines:

Make and Model	Honeywell TFE-731-60
Serial Nos.	P112329, P112366 and P112365

Auxiliary Power Unit:

Make and Model:	Garrett GTCP 36-150F
Serial No.	SP-E970287

B. Buyer has offered to purchase the above-referenced Aircraft (as such term is defined below) from Seller for a purchase price of Thirty Million Four Hundred Eighty Five Thousand Dollars (US$30,485,000.00) subject to certain terms and conditions.

C. Buyer and Seller now desire to enter into this Agreement for the purpose of setting forth all of the terms and conditions pursuant to which Buyer shall buy and accept and Seller shall sell and deliver the Aircraft.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF AIRCRAFT

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell and deliver, and Buyer hereby agrees to buy and accept, the Airframe, Auxiliary Power Unit and Engines in accordance with the specifications attached hereto as Exhibit A (the “Specifications”), together with all avionics, equipment, components, appliances, accessories, instruments and other items installed in or attached to the Airframe, Auxiliary Power Unit and/or Engines (collectively the “Aircraft Components”), together with all loose equipment, engine covers, tool kits and any other associated accessories, and all and all Aircraft records required to be maintained or in Seller’s possession (including without limitation all manuals, the maintenance logs, log books for the Airframe, Engines, Auxiliary Power Unit and Aircraft Components, parts catalogs, interior and wiring diagrams, electrical prints and supporting technical publications, and any maintenance and other historical records) (collectively, the “Aircraft”).

1.2 Assignment of Warranties and Service Contracts.

1.2.1 Transfer of Warranties. To the extent that any warranties from manufacturers, prior owners of the Aircraft, service providers or suppliers with respect to the Aircraft are still in effect and are assignable, all rights under such warranties are hereby assigned and transferred to Buyer effective as of the Closing Date. Seller shall reasonably assist Buyer, at Buyer’s expense, in maintaining continuity of and transferring any such warranties by executing whatever documents or agreements may be necessary to vest all rights under such warranties in Buyer. Buyer shall be responsible for and shall pay any fees associated with the transfer of such warranties.

1.2.2 Service Contracts. Effective as of the Closing Date, Seller shall cause to be transferred and assigned to Buyer (to the extent transferable and assignable), any of its rights with respect to any repair or maintenance agreements or programs relating to the Aircraft that are in effect, including without limitation, any subscription maintained by Seller to any computerized maintenance program and any maintenance service program for the Engines or other similar agreements, including, without limitation, the contract described on Schedule 1 (collectively, the “Service Contracts”). Seller shall be responsible for and shall have paid any and all sums owing to providers of Service Contracts with respect to all periods prior to the Closing Date. Seller shall reasonably assist Buyer, at Buyer’s expense, in maintaining continuity of and transferring any such Service Contracts by executing whatever documents or agreements may be necessary to vest all rights under such Service Contracts in Buyer. Buyer shall be responsible for and shall pay any fees associated with the transfer of such Service Contracts. Buyer, at its election, may terminate any Service Contracts.

1.3 Purchase Price; Payment Terms. The purchase price for the Aircraft (the “Purchase Price”) is Thirty Million Four Hundred Eighty Five Thousand Dollars (US$30,485,000.00). Buyer shall pay the Purchase Price to Seller in accordance with the following schedule:

1.3.1 Deposit. Buyer has previously deposited or contemporaneously with the execution by Seller of this Agreement will deposit the sum of Five Hundred Thousand Dollars (US$500,000.00) (the “Deposit”) with Insured Aircraft Title Services, 4848 SW 36th Street, Oklahoma City, OK 73179 (“Escrow Agent”) as and for a deposit against the Purchase Price.

1.3.2 Deposit of Purchase Price. Except as provided below, the balance of the Purchase Price shall be deposited with Escrow Agent on or prior to one (1) business day prior to the Closing Date. On or prior to the Closing Date, Buyer shall submit written instructions to Escrow Agent instructing Escrow Agent to disburse the Purchase Price to the Seller, upon satisfaction by Seller or waiver by Buyer, of each of the conditions, covenants and agreements to be performed by Seller herein.

1.4 Condition of the Aircraft at Delivery. Seller shall deliver the Aircraft to Buyer on the Closing Date in the following condition: (i) with complete and original log books and all records required to be maintained or in Seller’s possession (which shall be in English, properly maintained, consecutive and continuous from the date of manufacture through and including the Closing Date) (ii) up to date and current on all airworthiness directives and mandatory service bulletins, and mandatory inspections; (iii) airworthy and fully operative to or exceeding manufacturer’s specifications and tolerances; (iv) up to date and current on all calendar and hourly inspections; (v) all payments and other obligations due to providers of Service Contracts under such contracts, if any, with respect to periods prior to the Closing Date shall have been paid or performed, (vi) the Aircraft will be in the same condition as at the completion of the Pre-Purchase Inspection, ordinary wear and tear excepted, taking into account any additional hours, cycles and/or time incurred in connection with the performance of this Agreement and (vii) the Aircraft will have no Damage (as such term is defined in Section 2.4 hereof) .

1.5 DISCLAIMER AND LIMITATION OF LIABILITY. BUYER ACKNOWLEDGES THAT THE AIRCRAFT IS BEING SOLD AND DELIVERED TO BUYER IN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION. EXCEPT AS SET FORTH HEREIN OR IN ANY BILL OF SALE PROVIDED TO BUYER IN CONNECTION WITH THE SALE OF THE AIRCRAFT, SELLER DOES NOT MAKE, GIVE, OR EXTEND, AND BUYER HEREBY DISCLAIMS AND RENOUNCES, ANY AND ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, WHETHER ARISING IN LAW, IN EQUITY, IN CONTRACT, OR IN TORT, AND INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, AIRWORTHINESS, DESIGN, CONDITION, OR FITNESS FOR A PARTICULAR USE. IN NO EVENT MAY SELLER BE HELD LIABLE TO BUYER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND.

SECTION 2. PRE-PURCHASE INSPECTION.

2.1. Pre-Purchase Inspection. Buyer’s has caused Garrett Aviation in Augusta, Georgia (the “Inspection Facility”) to perform a pre-purchase inspection of the Aircraft (the “Pre-Purchase Inspection”) including the delivery to Buyer of the Pre-Purchase Inspection report (the “Inspection Report”). Seller has received a copy of the Inspection Report.

2.2 [Intentionally Left Blank.]

2.3 [Intentionally Left Blank.]

2.4 No Prior Damage History. It shall be a condition precedent to Buyer’s obligation to pay the Purchase Price and accept delivery of the Aircraft that the Aircraft shall not have any prior Damage nor shall the Aircraft experience any Damage on or prior to the Closing Date. Pursuant to Section 8.1.2 hereof, Buyer shall have the right to terminate this Agreement, in the event the Aircraft has any prior Damage or incurs any Damage in any respect prior to the Closing Date. For purposes of this Agreement, the term “Damage” means any damage the repair of which would constitute a “major repair” as such term is defined in 14 C.F.R. Part 43, Appendix A, Paragraph (b), excluding damage caused by Buyer or its agents.

2.5 Acceptance of the Aircraft. Contemporaneously with the execution of this Agreement, Buyer shall deliver a notice to Seller (the “Acceptance Notice”) substantially in the form of Exhibit B conditioned only on (i) the Aircraft conforming to the conditions set forth in Section 1.4 of this Agreement and (ii) satisfaction of the closing conditions set forth in Section 5 of this Agreement. Should Buyer fail to accept the Aircraft for any reason other than the failure of the Aircraft to conform to the conditions set forth in Section 1.4 hereof, Buyer shall compensate Seller for expenses incurred in connection with the return flight to the Aircraft’s operating base at Smith-Reynolds Airport, Winston-Salem, NC at a flat rate of $2000.00 per flight hour.

The Deposit shall, subject to performance of Seller’s obligations hereunder, be deemed non-refundable upon delivery by Buyer of an Acceptance Notice and the delivery by Seller to Buyer of a countersigned counterpart thereof. The Deposit shall, at Buyer’s option, be immediately released from escrow and returned to Buyer (i) in the event that Seller fails to deliver title to the Aircraft after satisfaction of the conditions precedent to closing set forth in Section 5.3, (ii) upon termination of this Agreement pursuant to Sections 8.1.1 or 8.1.2 or (iii) as a result of Seller’s non-performance pursuant to Section 8.1.4.

SECTION 3. DELIVERY AND TRANSFER OF TITLE.

3.1 Location of Closing. On the Closing Date, Seller shall at its expense, tender the Aircraft to Buyer, in the condition required by this Agreement in Wilmington, North Carolina, or such other location as is mutually acceptable to the parties. If the closing is to occur at any site other Wilmington, North Carolina, Buyer shall compensate Seller for expenses incurred in connection with the flight to the site where the closing is to occur at a flat rate of $2000.00 per flight hour.

3.2 Final Inspections by Buyer. Buyer shall, at the time of transfer of title to the Aircraft, make a reasonable inspection of the Aircraft and its documentation, which inspection shall, at Buyer’s option, include an acceptance flight to determine that the Aircraft has not suffered any Damage and conforms to the conditions required by this Agreement. If in the course of conducting the final inspection, Buyer determines that the Aircraft has suffered any Damage or does not conform to the conditions required by this Agreement, Seller shall correct or caused to be corrected such conditions, at its cost and expense, to the satisfaction of the Buyer on or prior to the transfer of title contemplated hereunder. The acceptance flight will be conducted during the flight to Wilmington, North Carolina where the closing is to occur.

3.3 U.S. Registration. It shall be a condition precedent to Buyer’s obligation to pay the Purchase Price and accept delivery of the Aircraft that prior to Closing Date the Aircraft will have US registration, and be a US-owned and FAA registered aircraft and the FAA shall have issued a Standard Airworthiness Certificate for the Aircraft and such Standard Airworthiness Certificate shall be without any restrictions or limitations of any kind or nature and be current and valid on the Closing Date.

3.4 Aircraft Bills of Sale. Prior to the Closing Date, Seller shall submit to Daugherty, Fowler, Peregrin & Haught, 204 North Robinson, Suite 900, Oklahoma City, OK 73102-6800 (“FAA Counsel”) all such documentation as may be required by the Federal Aviation Administration (the “FAA”) to transfer good and marketable title to the Aircraft in the name of the Buyer, or any permitted transferee of the Buyer, including without limitation, (i) a properly executed FAA approved form of Aircraft Bill of Sale (AC Form 8050-2) transferring title and ownership of the Aircraft to the Buyer, free and clear of all liens or encumbrances of any kind whatsoever, (ii) a Warranty Bill of Sale in the form of that attached hereto as Exhibit C and (iii) releases, in form and substance satisfactory to Buyer and its counsel, of any liens, encumbrances or security interests in favor of any third party on the Aircraft and/or interests in favor of any third party in the Airframe and/or Engines (collectively, the “Liens”) (jointly, the “Title Documents”).

3.5 Delivery and Acceptance Certificate. Buyer shall signify its acceptance of the Aircraft and the condition thereof by deposit of the Purchase Price for the Aircraft and by executing a delivery and acceptance certificate acknowledging delivery and acceptance of the Aircraft (the “Delivery and Acceptance Certificate”). The Delivery and Acceptance Certificate shall be substantially in the form as set forth in Exhibit D that is attached hereto and made a part hereof.

3.6 Risk of Loss. Risk of loss, damage or destruction to the Aircraft shall pass from Seller to Buyer upon Buyer’s execution and delivery of the Delivery and Acceptance Certificate.

SECTION 4. TAXES

Seller shall be responsible for the payment of any sales, use, or similar taxes, duties or assessments that may be imposed by any governmental authority arising prior to the Closing Date. Buyer shall be responsible for the payment of any franchise, sales, use or similar taxes, duties or assessments that may be imposed by any governmental authority in connection with the sale and transfer of the Aircraft as herein contemplated or arising due to Buyer’s ownership of the Aircraft as of or subsequent to the Closing Date, except for taxes measured by Seller’s income or assets. Seller agrees that it will honor reasonable requests of Buyer with respect to the structure and location of the transfer of title contemplated hereunder so as to minimize Buyer’s tax liability in connection therewith. The obligations and duties of the parties pursuant to this Section 4 shall survive the closing.

SECTION 5. CLOSING.

5.1 Closing Date. The Closing Date shall be within three (3) business days of Buyer’s delivery of the Acceptance Notice to Seller, but in no event later than February 15, 2005 (the “Closing Date”) unless extended by the mutual written consent of the Buyer and Seller.

5.2 Conditions to Buyer’s Obligation to Purchase. The obligation of Buyer to purchase the Aircraft from Seller is subject to the satisfaction by Seller or, if applicable, the waiver by Buyer of each of the following conditions, on or prior to the Closing Date: (i) Seller shall have delivered, or shall have caused to be delivered to FAA Counsel, the Title Documents, and Seller shall have performed or complied with all other agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller, on or prior to the time of the Closing Date, (ii) there shall be no Liens of record or otherwise affecting the Aircraft, including, without limitation, the Airframe and/or Engines, other than Liens for which releases have been provided in accordance with Section3.4(iii), (iii) the Aircraft shall be in the condition required by Section 1.4, and (iv) each and all of the representations and warranties made by Seller shall be true and correct on and as of the Closing Date.

5.3 Conditions to Seller’s Obligation to Sell. The obligation of Seller to sell the Aircraft to Buyer is subject to: (i) Buyer’s delivery to Escrow Agent of the Purchase Price and Buyer’s performance or compliance with all other agreements, covenants and conditions required by this Agreement on or prior to the Closing and (ii) Buyer shall have accepted the Aircraft in accordance with the provisions of Section 3.5.

5.4 Deliveries at Closing. On the Closing Date, (i) Seller shall deliver the Aircraft to Buyer, and Buyer shall deliver the Delivery and Acceptance Certificate to Seller in accordance with Section 3.5, (ii) FAA Counsel shall cause the FAA Bill of Sale and any other documents necessary to effect the transfer of title to Buyer or its assignee contemplated hereunder to be recorded with the FAA for the benefit of the Buyer and (iii) Escrow Agent shall disburse to Seller in immediately available funds the Purchase Price, less (x) price adjustments, if any, (y) Seller’s share of the expenses set forth in Section 5.5 and (z) any amount payable to providers of the Service Contracts in accordance with Section 1.2.2. All documents and other items to be delivered at closing shall be deemed to have been delivered simultaneously, and no delivery shall be effective until all such items have been delivered.

5.5 Fees and Costs. Seller shall, at its cost and expense, cause all Liens against the Aircraft to be discharged. All fees and expenses of FAA Counsel shall be paid by Buyer provided, however, all such fees, expenses and charges associated with the discharge of any Liens, shall be paid by Seller. All fees and expenses of Escrow Agent shall be borne equally by Seller and Buyer.

SECTION 6. SELLER’S REPRESENTATIONS.

6.1 Ownership and Title. As of the date hereof Seller is and as of the Closing Date Seller will be, the owner of the Aircraft free and clear of any Liens, except for Liens, if any, that shall be removed as of the Closing Date, and that Seller shall convey good and marketable title to the Aircraft on the Closing Date.

6.2 Authority. Seller represents and warrants that it has the requisite authority and power to enter into this Agreement, to consummate the closing of the sale of the Aircraft contemplated herein, including the power to execute this Agreement and each of the other documents required by this Agreement and to perform its obligations hereunder. Seller represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

6.3 Commissions. Seller represents and warrants that neither the Seller nor any of its agents or employees has employed any person or incurred any liability to Buyer for the payment to any person of any fee or commission in connection with the purchase of the Aircraft as herein contemplated. Seller hereby agrees that it shall be responsible for and pay the fees and expenses of any broker or dealer, including, without limitation, Leading Edge Aviation Solutions, employed by Seller in connection with the sale of the Aircraft.

SECTION 7. BUYER’S REPRESENTATIONS.

Buyer represents and warrants as of the date hereof and as of the Closing Date:

7.1 Power and Authority. Buyer has the requisite authority and power and ability to enter into this Agreement, to consummate the closing of the purchase of the Aircraft contemplated herein, including the power to execute this Agreement and each of the other documents required by this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

7.2 Commissions. Neither the Buyer nor any of its agents or employees has employed any person or incurred any liability for the payment to any person of any fee or commission in connection with the purchase of the Aircraft as herein contemplated. Buyer agrees that it shall be responsible for and pay the fees and expenses of any broker or dealer employed by Buyer in connection with the acquisition of the Aircraft.

SECTION 8. TERMINATION OF AGREEMENT.

8.1 Termination by Buyer or Seller. This Agreement may be terminated only as follows:

8.1.1 Termination by Mutual Agreement. This Agreement may be terminated by mutual written agreement of Buyer and Seller at any time prior to the Closing Date.

8.1.2 Termination by Buyer. Buyer shall have the right to terminate this Agreement if any of the conditions specified in Section 5.2 have not been satisfied by Seller or, if applicable, waived by Buyer on or prior to the Closing Date.

8.1.3. Termination by Seller. This Agreement may be terminated by Seller if, after satisfaction by Seller of the conditions set forth in Section 5.2 and the tender of delivery of the Aircraft in the condition required hereunder, the conditions specified in Section 5.3 have not been satisfied by Buyer or, if applicable, waived by Seller on or before the Closing Date or if Buyer fails to complete the Agreement.

8.1.4 Termination for Non-Performance. This Agreement may be terminated by either party hereto if the other party fails or refuses to close the purchase and sale of the Aircraft in accordance with the terms and conditions of this Agreement on the Closing Date, so long as the terminating party is not otherwise in default with respect to any of its obligations pursuant to this Agreement.

8.2 Consequences of Termination; Remedies. If this Agreement is terminated pursuant to this Section 8, the following remedies shall be applicable:

8.2.1 Mutual Termination. If this Agreement is terminated by mutual agreement pursuant to Section 8.1.1, the Seller shall instruct Escrow Agent to return the Deposit to Buyer and neither party hereto shall have any further rights or obligations to the other.

8.2.2 Termination by Seller for Non-Performance by Buyer. If this Agreement is terminated by Seller pursuant to Section either 8.1.3 or Section 8.1.4 above, then Seller shall as its sole and exclusive remedy have the right to have the Deposit released from escrow and delivered to it. In addition, Buyer shall compensate Seller for expenses incurred in connection with the return flight to the Aircraft’s operating base at Smith-Reynolds Airport, Winston-Salem, NC at a flat rate of $2000.00 per flight hour.

8.2.3 Termination by Buyer for Non-Performance by Seller. If this Agreement is terminated by Buyer pursuant to Section 8.1.2 or 8.1.4 above, the Deposit shall be released from escrow and returned to Buyer and then Buyer shall retain all of its rights and remedies as provided by law, including but not limited to, Buyer’s right to obtain specific performance of the obligation of Seller to sell the Aircraft to Buyer as herein contemplated.

8.3 Specific Performance; Waiver of Damages. Seller acknowledges that the Aircraft is unique and that the award of damages to Buyer would be difficult, if not impossible to ascertain, should Seller fail or refuse to complete the sale of the Aircraft as contemplated herein. Consequently, Seller acknowledges that Buyer shall be entitled to specific performance of Seller’s obligations hereunder should Seller fail or refuse to complete the sale of the Aircraft as contemplated herein.

SECTION 9. ASSIGNMENT AND DELEGATION

9.1 Assignment. The parties expressly acknowledge and agree that Buyer shall have the right to assign this Agreement and Buyer’s rights and obligations hereunder to (i) any entity owned or controlled by or under common control with Buyer, or (ii) any financial institution in connection with the financing of the purchase of the Aircraft as herein contemplated provided, in any such instance, that such entity has the financial ability to complete the purchase of the Aircraft as contemplated herein, and further provided that Buyer shall remain jointly and severally liable together with its assignee for the performance of all of the obligations and duties of the Buyer under this Agreement. Upon consummation of any such assignment, the assignee shall execute and deliver any escrow agreement executed in connection herewith and the Deposit shall continue to be retained pursuant to the terms hereof and such escrow agreement.

9.2 Delegation of Duties. The obligations of the parties under this Agreement may not be delegated in whole or in part, save and except to the extent accomplished as a result of an assignment by Buyer pursuant to Section 9.1.

9.3 Other Assignments Void. Except as otherwise herein provided, any assignment by a party of its rights or the delegation of its obligations under this Agreement shall be void and wholly without legal effect.

9.4 Seller’s Successors. In the event the Seller is sold, merged, or otherwise consolidated with any other business entity, the surviving business entity shall assume any and all liabilities or obligations of the Seller that survive the Closing Date and delivery of the Aircraft.

9.5 Seller’s Tax Deferred Exchange. Seller hereunder desires to exchange all of Seller’s right, title, and interest in the Aircraft for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. In furtherance of the foregoing, Seller expressly reserves the right on or before the Closing Date either to assign all of its rights, but not its obligations, under this Agreement to a Qualified Intermediary as provided in Treas. Reg. 1.1031(k)-1(g)(4); or to assign all of its rights and obligations under this Agreement to an Exchange Accommodation Titleholder as provided in Revenue Procedure 2000-37, 2000-40 IRB 1 (September 15, 2000). Buyer acknowledges and understands that following any such assignment, Seller shall remain an intended third-party beneficiary of all obligations of Buyer under this Agreement. All fees, for the facilitation of the Seller’s tax deferred exchange, shall be paid by Seller.

SECTION 10. NOTICES

Any notice required to be given under this Agreement or by any applicable provision of law, shall be in writing and shall be deemed given upon actual receipt when delivered personally, by express mail service, by courier service that provides delivery receipts, or by facsimile (provided the original is delivered promptly in accordance with this Section). All notices to be delivered hereunder shall initially be addressed as follows:

To Seller:

Krispy Kreme Doughnut Corporation
370 Knollwood
Winston-Salem, North Carolina 27103

Attention: Michael Phalen, CFO
Telephone:	336.733.3707
Facsimile:	336.733.3791
E mail:	mphalen@krispykreme.com

With a Copy To:

Galland, Kharasch, Greenberg, Fellman and Swirsky, P.C.
1054 31st Street, Suite 200
Washington, D.C. 20007

Attention: Keith Swirsky, Esq.
Telephone:	202 342 5251
Facsimile:	202 965 5725
E mail:	KSwirsky@gkglaw.com

To Buyer:

PPD Aeronautics, LLC
C/o Pharmaceutical Product Development, Inc.
3151 South 17th Street
Wilmington, North Carolina 28412

Attention: Lisa Noecker, Esq.
Telephone:	910.772.7018
Facsimile:	910.772-6951
E mail:	lisa.noecker@wilm.ppdi.com

With Copies To:

PPD Aeronautics, LLC
C/o Pharmaceutical Product Development, Inc.
3151 South 17th Street
Wilmington, North Carolina 28412

Attention: Brian Tuttle, Controller
Telephone:	910.772.6898
Facsimile:	910.772.9788
E mail:	brian.tuttle@wilm.ppdi.com

Edward Kammerer
Edwards & Angell, LLP
2800 Financial Plaza
Providence, RI 02903

Telephone:	(401)-276-6636 (Direct) or (401) 274-9200 (General)
Facsimile:	(888)-325-9065 (Direct) or (401) 276-6611 (General)
E mail:	ekammerer@EdwardsAngell.com

SECTION 11. MISCELLANEOUS.

11.1 Waivers. Seller or Buyer may, by written notice to the other party, (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement or (iii) waive performance of any of the obligations of the other party to this Agreement. With respect to any power, remedy or right provided herein or otherwise available to any party to this Agreement, (x) no wavier or extension of time will be effective unless expressly contained in a writing signed by the waiving party and delivered as herein required and (y) no modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission of any party to this Agreement.

11.2 Amendments. This Agreement may only be amended or supplemented by written agreement of the parties hereto.

11.3 Expenses. Each of the parties hereto shall pay and discharge its obligations with respect to the negotiation, preparation and execution of this Agreement and any other documents required herein, including without limitation, the cost of legal counsel, accountants and any other consultants or experts.

11.4 Entire Agreement. This Agreement, its exhibits and any schedules attached hereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, understandings, oral or written, between the parties hereto with respect to the purchase and sale of the Aircraft, including without limitation, any offer to purchase or any other offer letter or acceptance letter previously executed by or on behalf of the parties hereto. No representation, warranty, promise, inducement or statement not otherwise contained herein shall be binding on either party hereto, nor shall either party hereto be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement not herein set forth.

11.5 Governing Law. The laws of the State of North Carolina shall govern this Agreement.

11.6 Attorney’s Fees. Should any action or proceeding be commenced between the parties hereto or their respective representatives concerning the enforcement or interpretation of any of the provisions of this Agreement or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors, the party prevailing in such proceedings shall be entitled to the reasonable attorney’s fees and expenses of counsel and court costs incurred by reason of such action.

11.7 Broker Indemnity. Should any person assert any claim against Buyer or Seller for fees or commissions by reason of any alleged employment or agreement to act as a broker for either Seller or Buyer in regard to the purchase and sale of the Aircraft as herein contemplated, the party for whom said person claims to have acted shall defend, indemnify and hold harmless the other party from and against all claims, demands, liabilities, damages, losses, judgments and expenses of every kind and nature arising out of said claim.

11.8 Cooperation. Each party hereto agrees to execute any and all further or additional documents or writings and perform such other reasonable actions as may be necessary to carry out the purchase and sale of the Aircraft as herein contemplated.

11.9 Rules of Construction. The section headings in this Agreement are inserted for convenience only and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section of this Agreement. The validity, legality or enforceability of any particular provision of this Agreement shall not affect the remainder of this Agreement, even if one or more of the provisions of this Agreement is found to be invalid, unenforceable or illegal. Whenever any representation or warranty is stated to be based on the knowledge of a party to this Agreement, such phrase shall refer to whether the party, or if an entity, any of such party’s senior management or such party’s broker has actual knowledge of the matters involved.

11.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives, as of the date set forth in the preamble hereto.

SELLER:		BUYER:

Krispy Kreme Doughnut Corporation		PPD Aeronautics, LLC

By:	/s/ Michael Phalen		/s/ Fred Eshelman

Title:	Chief Financial Officer	Title:	Manager and President